 Exhibit 32.1

CERTIFICATIONS OF CEO AND CFO PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Kandi Technologies, Corp. (the “Company”) for the quarterly period ending June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Hu Xiaoming, President and Chief Executive Officer (Principal Executive Officer) of the Company, and Zhu Xiaoying, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Hu Xiaoming
Name:	Hu Xiaoming
Title:	President and Chief Executive Officer
Date:	August 14, 2008

/s/ Zhu Xiaoying
Name:	Zhu Xiaoying
Title:	Chief Financial Officer
Date:	August 14, 2008

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.